                                                                    Exhibit 99.1

[spherion logo]

                              Investor Contact:    Teri Miller
                                                   (954) 351-8216
                                                   terilmiller@spherion.com

                                 Media Contact:    Patricia Johnson
                                                   (954) 938-7661
FOR IMMEDIATE RELEASE                              patriciacjohnson@spherion.com



                  SPHERION REPORTS SECOND QUARTER 2002 RESULTS


         FORT LAUDERDALE, Fla., August 1, 2002 -- Spherion Corporation (NYSE:
SFN) today announced results for the quarter ended June 28, 2002. Revenues for the second quarter were $529.7 million, compared with $633.7 million in the second quarter 2001, a decline of 16.4% year over year and essentially flat from the first quarter of 2002. The loss from continuing operations in the second quarter was ($0.9) million or ($0.01) on a per share basis. For the second quarter 2001, the Company reported earnings from continuing operations of $183.6 million or $2.84 per diluted share, including the gain on the sale of Michael Page. During the second quarter 2002, the Company finalized a plan to exit several small consulting businesses, which have been reclassified as discontinued operations. Inclusive of discontinued operations, the Company's net earnings (loss) for the second quarter were ($8.6) million in 2002 and $183.2 million in 2001 or ($0.14) and $2.83 per diluted share, respectively.

         Spherion President and CEO Cinda A. Hallman commented, "During the second quarter we saw pockets of improvement in market conditions, most notably within light industrial staffing and relative stability in other areas of the business. While overall business conditions remain challenging, we successfully improved the Company's average gross profit margin by over 100 basis points from last quarter. This increase is attributable to improved consultant utilization within the Technology segment and our strategy to focus sales on `local decision makers'."

         For the six month period ended June 28, 2002, revenues were $1.1 billion compared to $1.5 billion in the same period last year, including $180 million from Michael Page, which was sold in the second quarter of 2001. Excluding Michael Page, revenue declined 18.1% compared with the same period last year. The year to date 2002 loss from continuing operations was ($3.0) million or ($0.05), on a per share basis. For the same period in 2001, earnings from continuing operations were $160.7 million or $2.48 per diluted share, including first quarter operating results and gain on the sale of Michael Page. Earnings (loss) for the first six months of 2002 and 2001, including discontinued operations and the cumulative effect of changes in accounting principles, were ($627.8) million and $159.3 million, respectively. Diluted earnings (loss) per share for the six months were ($10.58) in 2002 and $2.46 in 2001.

BUSINESS TRANSFORMATION

         Last year Spherion began a process to create a sustainable, focused business model and outlined a number of initiatives that would help increase predictability, productivity and profitability. Accomplishments over the last twelve months include:

         -Reorganizing to focus on key US markets within the Recruitment segment, exiting unprofitable markets, non-strategic business lines and higher risk industrial services. Total revenue exited from last year at this time is approximately $48 million per quarter.

         -Successful addition of dedicated sales resources and sales management processes within the US Staffing Group focused on sales to local decision makers. While still a relatively small percentage of total revenue, these resources have generated business with gross profit margins that are on average 500 basis points higher than the average in that unit.

         -Increasing and stabilizing the applications consultant utilization rate in the Information Technology (IT) Services business and reaching its initial goal to increase the variable portion of headcount to 40% in this area.


         -Creation of an experienced sales, delivery and contract execution team within the Outsourcing business focused on expanding long-term business partnerships and increasing revenue from outsourcing business opportunities with new and existing customers.

         As part of the IT Services optimization effort, the Company decided to exit its European technology consulting business that has struggled due to its limited scale and near-term growth potential. These operations are now reported as part of discontinued operations. In addition, by the end of the third quarter we will take actions to further integrate the US based applications and infrastructure service offerings within the IT Services business to leverage the synergies between them and optimize the branch network.

         Hallman continued, "I am very proud of our achievements in the last twelve months. Specifically, we have eliminated 16% of S, G & A costs since last year at this time and exited a substantial amount of higher risk or unprofitable business. However, we will not achieve our goal of increasing shareholder value by cost cutting alone. In order to reach our three year goal of 5%-6% operating margins, we are focused on driving significant profitable growth throughout the organization, placing increased emphasis on growth in higher margin recruiting and technology services."

OTHER ITEMS

         During the second quarter 2002, the Company finalized a plan to exit several small consulting businesses, which have been reclassified as discontinued operations. Revenues for these operations totaled $7.6 million and $15.6 million for the second quarter and first six months of 2002, respectively. The Company expects to complete the sale of these businesses by the end of the year and recorded a pre-tax charge of $7.3 million in the second quarter for the estimated loss on the disposal of these operations. These operations were previously reported as part of the Technology and Outsourcing segments.

         The Company replaced its revolving credit facility with an accounts receivable secured facility, which will allow the Company to borrow up to $200 million against qualified accounts receivable. In addition, the Company collateralized obligations under its workers' compensation program by pledging approximately $112 million in cash. These measures are intended to increase the yield on cash balances, reduce unused facilities fees and increase liquidity for business expansion opportunities.

         During the second quarter, the Company received notice of termination of its call center outsourcing contract with WorldCom, effective December 31, 2002. Under a separate agreement Spherion also provides staffing services to WorldCom. In total, the Company generated $26.4 million of revenue from WorldCom in the first six months of 2002. Spherion accrued bad debt reserves in the second quarter of $1.8 million and expects a charge of up to another $1.1 million in the third quarter for additional bad debt reserves on accounts receivable that were uncollected as of WorldCom's bankruptcy filing date, for services rendered in each period.

OUTLOOK

         Hallman concluded, "While the recovery began as expected with the light industrial skills we supply, based on mixed economic signals, a spate of corporate scandals and the largest corporate bankruptcy in US history, we see continued caution among our clients to expand hiring plans, especially within the professional and technology skill sets. In light of these events, I believe our recovery will be tempered through the balance of this year, but expect modest sequential quarterly revenue growth."

         Based on current information, management expects the earnings (loss) per share from continuing operations to be between ($0.01) and $0.04, for the third quarter of 2002.

         Spherion Corporation provides Recruitment, Technology and Outsourcing services. Founded in 1946, with operations in the North America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. Visit the Company's web site at www.spherion.com.

         THIS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD LOOKING IN NATURE AND, ACCORDINGLY, ARE SUBJECT TO RISKS AND UNCERTAINTIES. FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM CURRENT EXPECTATIONS INCLUDE RISKS ASSOCIATED WITH: COMPETITION-OUR BUSINESS OPERATES IN HIGHLY COMPETITIVE MARKETS WITH LOW BARRIERS TO ENTRY; ECONOMIC CONDITIONS-A SIGNIFICANT ECONOMIC DOWNTURN COULD RESULT IN OUR CLIENTS USING FEWER TEMPORARY EMPLOYEES OR THE LOSS OF A SIGNIFICANT CLIENT; CHANGING MARKET CONDITIONS-OUR BUSINESS IS DEPENDENT UPON THE AVAILABILITY OF QUALIFIED PERSONNEL; CORPORATE STRATEGY-WE MAY NOT ACHIEVE THE INTENDED EFFECT OF OUR BUSINESS TRANSFORMATION STRATEGY; LITIGATION-WE ARE A DEFENDANT IN A VARIETY OF LITIGATION AND OTHER ACTIONS FROM TIME TO TIME AND WE MAY BE EXPOSED TO EMPLOYMENT-RELATED CLAIMS AND COSTS; OTHER-GOVERNMENT REGULATION MAY INCREASE OUR COSTS; BUSINESS RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS COULD MAKE THOSE OPERATIONS MORE COSTLY; FAILURE OR INABILITY TO COMPLETE OUR OUTSOURCING PROJECTS COULD RESULT IN DAMAGE TO OUR REPUTATION AND GIVE RISE TO LEGAL CLAIMS, AND CERTAIN CONTRACTS CONTAIN TERMINATION PROVISIONS AND PRICING RISKS. THESE AND ADDITIONAL FACTORS DISCUSSED IN THIS RELEASE AND IN SPHERION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY PROJECTIONS CONTAINED IN THIS RELEASE.

                      SPHERION CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (unaudited, amounts in thousands, except per share amounts)



                                                                                                   Three Months Ended
                                                                                                -------------------------
                                                                                                 June 28,       June 29,
                                                                                                  2002            2001
                                                                                                ---------       ---------
Revenues (1)                                                                                    $ 529,702       $ 633,730
Cost of services (3)                                                                              395,463         464,078
                                                                                                ---------       ---------
   Gross profit                                                                                   134,239         169,652
                                                                                                ---------       ---------
Selling, general and administrative
 expenses (3)                                                                                     115,960         138,195
Licensee commissions                                                                               12,361          13,795
Amortization of intangibles                                                                            78           8,034
Interest expense                                                                                    3,273           4,138
Interest income                                                                                    (1,536)         (3,610)
Restructuring, asset impairments and other charges                                                  5,165              --
Gain on sale of Michael Page                                                                           --        (293,912)
                                                                                                ---------       ---------
                                                                                                  135,301        (133,360)
                                                                                                ---------       ---------

Earnings (loss) from continuing operations before income taxes and discontinued operations         (1,062)        303,012
Income tax expense (benefit)                                                                         (172)        119,417
                                                                                                ---------       ---------
(Loss) earnings from continuing operations before discontinued operations                            (890)        183,595
                                                                                                ---------       ---------
Discontinued operations
Loss from discontinued operations (4)                                                             (13,089)           (493)
Income tax benefit                                                                                 (5,426)            (50)
                                                                                                ---------       ---------
Net loss from discontinued operations                                                              (7,663)           (443)
                                                                                                ---------       ---------
   Net (loss) earnings                                                                          $  (8,553)      $ 183,152
                                                                                                =========       =========
(Loss) earnings per share-Basic:
Earnings (loss) from continuing operations before discontinued operations                       $   (0.01)      $    3.11
Loss from discontinued operations                                                                   (0.13)          (0.01)
                                                                                                ---------       ---------
                                                                                                $   (0.14)      $    3.10
                                                                                                =========       =========
(Loss) earnings per share-Diluted (2):
Earnings (loss) from continuing operations before discontinued operations                       $   (0.01)      $    2.84
Loss from discontinued operations                                                                   (0.13)          (0.01)
                                                                                                ---------       ---------
                                                                                                $   (0.14)      $    2.83
                                                                                                =========       =========
Weighted average shares used in computation of earnings (loss) per share:
   Basic                                                                                           59,432          59,083
   Diluted                                                                                         59,432          65,234


(1) Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2) Net earnings in the three months ended June 29, 2001 were increased by $1,580 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

(3) Cost of services and selling, general and administrative expenses include $6,976 and $7,436 of depreciation expense in the three months ended June 28, 2002 and June 29, 2001, respectively.

(4) Includes a pre-tax loss on disposal of $7,255 and operating losses of $5,834 including restructuring and other costs of $3,269 incurred to prepare the businesses for sale.

                      SPHERION CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (unaudited, amounts in thousands, except per share amounts)

                                                                 Six Months Ended
                                                          -------------------------------
                                                            June 28,           June 29,
                                                              2002               2001
                                                          -----------         -----------
Revenues (1)                                              $ 1,060,950         $ 1,474,533
Cost of services (3)                                          798,266           1,020,500
                                                          -----------         -----------
   Gross profit                                               262,684             454,033
                                                          -----------         -----------

Selling, general and administrative expenses (3)              234,954             367,149
Licensee commissions                                           23,541              27,872
Amortization of intangibles                                       139              19,171
Interest expense                                                6,401              17,919
Interest income                                                (2,947)             (4,295)
Restructuring, asset impairments and other charges              5,165              63,587
Gain on sale of Michael Page                                        0            (305,265)
                                                          -----------         -----------
                                                              267,253             186,138
                                                          -----------         -----------

(Loss) earnings from continuing
 operations before income taxes,
 discontinued operations cumulative
 effect of changes in accounting
 principles                                                    (4,569)            267,895

 Income tax (benefit) expense                                  (1,607)            107,227
                                                          -----------         -----------
(Loss) earnings from continuing
 operations before discontinued
 operations cumulative of changes
 in accounting principles                                      (2,962)            160,668
                                                          -----------         -----------
Discontinued operations
   Loss from discontinued operations (4)                      (15,520)               (181)
   Income tax (benefit) expense                                (6,217)                123
                                                          -----------         -----------
   Net loss from discontinued operations                       (9,303)               (304)
                                                          -----------         -----------
(Loss) earnings before cumulative effect
 of changes in accounting principle                           (12,265)            160,364

Cumulative effect of changes in
 accounting principles, net of income tax
 benefits of $76,012 and $681,
 respectively                                                (615,563)             (1,114)
                                                          -----------         -----------
   Net (loss) earnings                                    $  (627,828)        $   159,250
                                                          ===========         ===========
(Loss) earnings per share-Basic:

(Loss) earnings from continuing
 operations before discontinued
 operations and cumulative effect
 of changes in accounting principles                      $     (0.05)        $      2.68
Loss from discontinued operations                               (0.16)              (0.01)
Cumulative effect of changes in
 accounting principles                                         (10.38)              (0.02)
                                                          -----------         -----------
                                                          $    (10.58)        $      2.66
                                                          ===========         ===========
(Loss) earnings per share-Diluted (2):
 (Loss) earnings from continuing
  operations before discontinued
  operations and cumulative effect
  of changes in accounting principles                     $     (0.05)        $      2.48
 Loss from discontinued operations                              (0.16)               0.00
 Cumulative effect of changes in
  accounting principles                                        (10.38)              (0.02)
                                                          -----------         -----------
                                                          $    (10.58)        $      2.46
                                                          ===========         ===========
Weighted average shares used in
 computation of (loss) earnings per share:
   Basic                                                       59,328              59,845
   Diluted                                                     59,328              65,996



         (1) Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

         (2) Net earnings in the six months ended June 29, 2001 were increased by $3,173 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

         (3) Cost of services and selling, general and administrative expenses include $13,697 and $17,038 of depreciation expense in the six months ended June 28, 2002 and June 29, 2001, respectively.

         (4) Includes a pre-tax loss on disposal of $7,255 and operating losses of $8,265 including restructuring and other costs of $3,269 incurred to prepare the businesses for sale.

                      SPHERION CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
              (unaudited, amounts in thousands, except share data)



                                                                                 June 28,           December 28,
                                                                                   2002                2001
                                                                                -----------         -----------
                                      Assets
Current Assets:
   Cash and cash equivalents                                                    $   155,369         $   260,259
   Restricted cash                                                                  111,891                  --
   Receivables, less allowance for
    doubtful accounts of $8,164 and
    $10,261                                                                         289,993             347,034
   Deferred tax asset                                                                31,356              38,590
   Other current assets                                                              44,236              31,251
   Assets of discontinued operations                                                 15,660                  --
                                                                                -----------         -----------
     Total current assets                                                           648,505             677,134
Goodwill and other intangible assets, net                                           324,078           1,014,224
Property and equipment, net                                                          94,461             101,687
Deferred tax asset                                                                  126,041              54,358
Other assets                                                                         29,458              28,896
                                                                                -----------         -----------
                                                                                $ 1,222,543         $ 1,876,299
                                                                                ===========         ===========

                       Liabilities and Stockholders' Equity

Current Liabilities:
   Current portion of long-term debt                                            $       614         $    10,865
   Accrued restructuring                                                             17,049              33,817
   Accounts payable and other accrued expenses                                       94,310             101,893
   Accrued salaries, wages and payroll taxes                                         76,062              81,496
   Accrued insurance and other current liabilities                                   35,669              38,932
   Liabilities of discontinued operations                                            12,473                  --
                                                                                -----------         -----------
     Total current liabilities                                                      236,177             267,003
Long-term debt, net of current portion                                                8,442               8,754
Convertible subordinated notes                                                      206,997             206,997
Accrued insurance                                                                    47,305              48,399
Deferred compensation                                                                21,812              25,368
Other long-term liabilities                                                          25,753              24,800
                                                                                -----------         -----------
                                                                                -----------         -----------
     Total liabilities                                                              546,486             581,321
                                                                                -----------         -----------
Stockholders' Equity:
   Preferred stock, par value $.01 per share; authorized,
      2,500,000 shares; none issued or outstanding                                       --                  --
   Common stock, par value $.01 per share; authorized,
      200,000,000; issued 65,341,609 shares                                             653                 653
   Treasury stock, at cost, 6,548,386 and 6,965,718 shares, respectively            (69,483)            (77,444)
   Additional paid-in capital                                                       860,403             866,386
   Accumulated (deficit) retained earnings                                         (113,243)            514,585
   Accumulated other comprehensive loss                                              (2,273)             (9,202)
                                                                                -----------         -----------
     Total stockholders' equity                                                     676,057           1,294,978
                                                                                -----------         -----------
                                                                                $ 1,222,543         $ 1,876,299
                                                                                ===========         ===========


                      SPHERION CORPORATION AND SUBSIDIARIES
                               SEGMENT INFORMATION
                            (unaudited, in thousands)



                                                                    Three Months Ended
                                                     -----------------------------------------------
                                                         June 28, 2002            March 29, 2002          $          %
                                                     ---------------------   -----------------------  ----------- ---------
                                                                  % of Total               % of Total   Change     Change
                                                                  --------                 ---------  ----------- ---------
Revenues:
    Recruitment                                      $   358,062    67.6%    $   356,663      67.1%        1,399      0.4%
    Technology                                            88,696    16.7%         90,107      17.0%       (1,411)    -1.6%
    Outsourcing                                           82,944    15.7%         84,478      15.9%       (1,534)    -1.8%
                                                     -----------    ----     -----------      ----         -----

                                                     $   529,702   100.0%    $   531,248     100.0%       (1,546)    -0.3%
                                                     ===========   =====     ===========     =====        ======

Gross profit:
    Recruitment                                      $    85,859    64.0%    $    81,670      63.6%        4,189      5.1%
    Technology                                            26,921    20.0%         25,035      19.5%        1,886      7.5%
    Outsourcing                                           21,459    16.0%         21,740      16.9%         (281)    -1.3%
                                                     -----------    ----     -----------      ----         -----

                                                     $   134,239   100.0%    $   128,445     100.0%        5,794      4.5%
                                                     ===========   =====     ===========     =====        ======

Segment operating profit:
    Recruitment                                      $     3,589    28.3%    $       244       6.2%        3,345   1370.9%
    Technology                                             3,577    28.3%           (139)     -3.5%        3,716  -2673.4%
    Outsourcing                                            5,498    43.4%          3,836      97.3%        1,662     43.3%
                                                     -----------    ----     -----------      ----         -----

      Segment operating profit                            12,664   100.0%          3,941     100.0%        8,723    221.3%
                                                                   =====                     =====        ======

    Unallocated central costs                             (6,746)                 (5,670)
    Amortization expense                                     (78)                    (61)
    Interest expense                                      (3,273)                 (3,128)
    Interest income                                        1,536                   1,411
    Restructuring, asset impairments and
      other charges                                       (5,165)                     --
                                                     -----------             -----------

    Loss before income taxes, discontinued
      operations and cumulative effect of
      changes in accounting principle                $     (1,062)           $    (3,507)
                                                     ============            ============
MEMO:

Gross profit margin:
    Recruitment                                            24.0%                   22.9%
    Technology                                             30.4%                   27.8%
    Outsourcing                                            25.9%                   25.7%
    Total Spherion                                         25.3%                   24.2%

Segment operating profit margin:
    Recruitment                                             1.0%                    0.1%
    Technology                                              4.0%                   -0.2%
    Outsourcing                                             6.6%                    4.5%
    Total Spherion                                          2.4%                    0.7%



                      SPHERION CORPORATION AND SUBSIDIARIES
                               SEGMENT INFORMATION
                            (unaudited, in thousands)


                                                                Three Months Ended                       $          %
                                                 -------------------------------------------------   ----------  ---------
                                                     June 28, 2002              June 29, 2001         Change      Change
                                                 ----------------------    -----------------------   ----------  ---------
                                                            % of Total                 % of Total
                                                            -----------                -----------
REVENUES:
    Recruitment                                  $  358,062      67.6%     $    421,619     66.5%      (63,557)    -15.1%
    Technology                                       88,696      16.7%          117,368     18.5%      (28,672)    -24.4%
    Outsourcing                                      82,944      15.7%           94,743     15.0%      (11,799)    -12.5%
                                                 -----------  ---------    ------------- ---------   ----------

                                                 $  529,702     100.0%     $    633,730    100.0%     (104,028)    -16.4%
                                                 ===========  =========    ============= =========   ==========

GROSS PROFIT:
    Recruitment                                  $   85,859      64.0%     $    108,114     63.7%      (22,255)    -20.6%
    Technology                                       26,921      20.0%           36,669     21.6%       (9,748)    -26.6%
    Outsourcing                                      21,459      16.0%           24,869     14.7%       (3,410)    -13.7%
                                                 -----------  ---------    ------------- ---------   ----------

                                                 $  134,239     100.0%     $    169,652    100.0%      (35,413)    -20.9%
                                                 ===========  =========    ============= =========   ==========

SEGMENT OPERATING PROFIT:
    Recruitment                                  $    3,589      28.3%     $      7,741     32.0%       (4,152)    -53.6%
    Technology                                        3,577      28.3%            8,174     33.8%       (4,597)    -56.2%
    Outsourcing                                       5,498      43.4%            8,263     34.2%       (2,765)    -33.5%
                                                 -----------  ---------    ------------- ---------   ----------

      Segment operating profit                       12,664     100.0%           24,178    100.0%      (11,514)    -47.6%
                                                              =========                  =========   ==========

    Unallocated central costs                        (6,746)                     (6,516)
    Amortization expense                                (78)                     (8,034)
    Interest expense                                 (3,273)                     (4,138)
    Interest income                                   1,536                       3,610
    Restructuring, asset impairments and
      other charges                                  (5,165)                         --
    Gain on sale of Michael Page                         --                     293,912
                                                  ----------                 -----------

    Earnings (loss) from continuing operations
       before income taxes and discontinued
       operations                                 $   (1,062)               $    303,012
                                                 ===========               =============

MEMO:

Gross profit margin:
    Recruitment                                       24.0%                       25.6%
    Technology                                        30.4%                       31.2%
    Outsourcing                                       25.9%                       26.2%
    Total Spherion                                    25.3%                       26.8%

Segment operating profit margin:
    Recruitment                                        1.0%                        1.8%
    Technology                                         4.0%                        7.0%
    Outsourcing                                        6.6%                        8.7%
    Total Spherion                                     2.4%                        3.8%


                      SPHERION CORPORATION AND SUBSIDIARIES
                               SEGMENT INFORMATION
                            (unaudited, in thousands)



                                                              Six Months Ended
                                               -----------------------------------------------
                                                   June 28, 2002            June 29, 2001           $          %
                                               ---------------------   -----------------------  ----------  --------
                                                            % of Total              % of Total   Change     Change
                                                            -----------             ----------  ----------  --------
Revenues:
    Recruitment - excluding Michael Page       $  714,725     67.4%    $   861,258      58.4%    (146,533)   -17.0%
    Technology                                    178,803     16.8%        244,527      16.6%     (65,724)   -26.9%
    Outsourcing                                   167,422     15.8%        189,106      12.8%     (21,684)   -11.5%
                                               -----------  --------   ------------ ----------  ----------
      Total excluding Michael Page              1,060,950    100.0%      1,294,891      87.8%    (233,941)   -18.1%
    Recruitment - Michael Page                          -         -        179,642      12.2%    (179,642)  -100.0%
                                               -----------  --------   ------------ ----------  ----------

                                               $1,060,950    100.0%    $ 1,474,533     100.0%    (413,583)   -28.0%
                                               ===========  ========   ============ ==========  ==========

Gross profit:
    Recruitment - excluding Michael Page       $  167,529     63.8%    $   222,766      49.1%     (55,237)   -24.8%
    Technology                                     51,956     19.8%         76,233      16.8%     (24,277)   -31.8%
    Outsourcing                                    43,199     16.4%         47,782      10.5%      (4,583)    -9.6%
                                               -----------  --------   ------------ ----------  ----------
      Total excluding Michael Page                262,684    100.0%        346,781      76.4%     (84,097)   -24.3%
    Recruitment - Michael Page                          -         -        107,252      23.6%    (107,252)  -100.0%
                                               -----------  --------   ------------ ----------  ----------

                                               $  262,684    100.0%    $   454,033     100.0%    (191,349)   -42.1%
                                               ===========  ========   ============ ==========  ==========

Segment operating profit:
    Recruitment - excluding Michael Page       $    3,833     23.1%    $    13,892      18.6%     (10,059)   -72.4%
    Technology                                      3,438     20.7%         14,946      20.0%     (11,508)   -77.0%
    Outsourcing                                     9,334     56.2%         14,114      18.9%      (4,780)   -33.9%
                                               -----------  --------   ------------ ----------  ----------
      Total excluding Michael Page                 16,605    100.0%         42,952      57.5%     (26,347)   -61.3%
    Recruitment - Michael Page                          -         -         31,733      42.5%     (31,733)  -100.0%
                                               -----------  --------   ------------ ----------  ----------

      Segment operating profit                     16,605    100.0%         74,685     100.0%     (58,080)   -77.8%
                                                            ========                ==========  ==========


    Unallocated central costs                     (12,416)                 (15,673)
    Amortization expense                             (139)                 (19,171)
    Interest expense                               (6,401)                 (17,919)
    Interest income                                 2,947                    4,295
    Restructuring, asset impairments and
      other charges                                (5,165)                 (63,587)
    Gain on sale of Michael Page                        -                  305,265
                                                ----------               ----------

    (Loss) earnings from continuing
      operations before income taxes,
      discontinued operations and
      cumulative effect of changes
      in accounting principles                 $    (4,569)            $   267,895
                                               ===========             ============

MEMO:

Gross profit margin:
    Recruitment - excluding Michael Page            23.4%                    25.9%
    Technology                                      29.1%                    31.2%
    Outsourcing                                     25.8%                    25.3%
    Recruitment - Michael Page                          -                    59.7%
    Total Spherion                                  24.8%                    30.8%

Segment operating profit margin:
    Recruitment - excluding Michael Page             0.5%                     1.6%
    Technology                                       1.9%                     6.1%
    Outsourcing                                      5.6%                     7.5%
    Recruitment - Michael Page                          -                    17.7%
    Total Spherion                                   1.6%                     5.1%


